EXHIBIT 5.1

February 13, 2002

Safe Transportation Systems, Inc.
909 Lakeway Drive, Suite 208
Bellingham, Washington 98226

RE:      SAFE TRANSPORTATION SYSTEMS, INC. (THE "CORPORATION")
         REGISTRATION STATEMENT ON FORM SB-2 (THE "REGISTRATION STATEMENT")

Gentlemen:

We have acted as special counsel to the Corporation in connection with the preparation of the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the proposed public offering of up to 29,089,289 shares of the Corporation's common stock, par value $0.001 per share (the "COMMON STOCK").

We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

For the purposes hereof, we have relied on the Corporation's representation that there are 15,690,000 shares of outstanding common stock that will be canceled. Without such cancellation, the Corporation may not have sufficient shares of authorized common stock to issue under the Equity Line of Credit or upon the exercise or conversion of outstanding options, warrants and debentures.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued to the consultants and advisors named in the Form SB-2, when issued in accordance with the Form SB-2, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

Very truly yours,


/s/ KIRKPATRICK & LOCKHART LLP

KIRKPATRICK & LOCKHART LLP